Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This First Amendment to Agreement of Purchase and Sale (“First Amendment”) is made and entered into on this 14th day of February, 2008, by and between UDR, Inc., a Maryland corporation, United Dominion Realty, L.P., a Delaware limited partnership, UDR Texas Properties LLC, a Delaware limited liability company, UDR Western Residential, Inc., a Virginia corporation, UDR South Carolina Trust, a Maryland business trust, UDR Ohio Properties, LLC, a Virginia limited liability company, UDR of Tennessee, L.P., a Virginia limited partnership, UDR of NC, Limited Partnership, a North Carolina limited partnership, Heritage Communities L.P., a Delaware limited partnership, Governour’s Square of Columbus Co., an Ohio limited partnership, Fountainhead Apartments Limited Partnership, an Ohio limited partnership, AAC Vancouver I, L.P., a Washington limited partnership, AAC Funding Partnership III, a Delaware general partnership, and AAC Funding Partnership II, a Delaware general partnership (each a “Seller” and collectively, the “Sellers”) and DRA Fund VI LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, Sellers and Purchaser entered into that certain Agreement of Purchase and Sale dated as of January 23, 2008 (“Agreement”), with respect to those certain parcels of real property owned by Sellers and identified in said Agreement; and

WHEREAS, Purchaser and Sellers have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

1. Settlement. Section 7.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Closing of the transaction contemplated by this Agreement (such action, “Settlement”) shall be held through the Escrow Agent on March 3, 2008 or such earlier date as the parties may otherwise mutually agree; provided that closing with respect to those certain Portfolio Properties known as Andover Place and Dominion at Sharon shall be held through the Escrow Agent on May 1, 2008 or such other date as the parties may otherwise mutually agree. Possession of the Property shall be delivered to Purchaser at Settlement, subject only to the Permitted Exceptions. Notwithstanding the foregoing, Purchaser shall have the right to adjourn Settlement for up to ninety (90) days in the event Purchaser’s lender is not prepared to close its loan to Purchaser, other than as a result of Purchaser’s acts or omissions, on the date originally scheduled for Settlement.”

2. Andover Place.

(a) Sellers shall redeem the bonds currently outstanding with respect to that certain Portfolio Property known as Andover Place prior to May 1, 2008. Seller represents and acknowledges and agrees that the redemption of such bonds will terminate that certain Amended and Restated Land Use Restriction Agreement dated as of July 1, 1996 and recorded at Book 5091, Page 2994 of the land records of Orange County, Florida (the “FHFA Use Restriction”) and therefore terminate the necessity to obtain the approval of the Florida Housing Finance Authority to the transfer of Andover Place to Purchaser. Seller acknowledges that the FHFA Use Restriction is a Non-Permitted Title Objection and Seller shall cause the Title Company to omit same from Purchaser’s (and its lender’s) title policy issued at Settlement, which shall include providing a document, in recordable form, which shall evidence the termination of the FHFA Use Restriction of record.

(b) Seller represents and acknowledges and agrees that the Amended and Restated Land Use Restriction Agreement, dated June 1, 1998, recorded June 25, 1998, in O.R. 5511, Page 2188 of the land records of Orange County, Florida will terminate on March 21, 2008 (the “Orange County LURA”) and therefore terminate the necessity to obtain the approval of the Orange County Housing Authority to the transfer of Andover Place to Purchaser. Seller acknowledges that the Orange County LURA is a Non-Permitted Title Objection and Seller shall cause the Title Company to omit same from Purchaser’s (and its lender’s) title policy issued at Settlement, which shall include providing a document, in recordable form, which shall evidence the termination of the Orange County LURA of record.

3. Dominion at Sharon. Seller and Purchaser acknowledge and agree that the US Department of Housing and Urban Development (“HUD”) must consent to the transfer of Dominion at Sharon from Seller to Purchaser. Purchaser shall submit to the US Department of Housing and Urban Development a 2530 certificate and provide HUD with such other information that may be required by HUD regarding Purchaser and its proposed property manager and take such other actions as may be required of Purchaser pursuant to the Use Agreement and HUD regulations in order to secure HUD’s consent to the transfer of Dominion at Sharon to Purchaser. Seller shall deliver such other items and take such other actions as may be required of Seller pursuant to the Use Agreement and HUD regulations in order to secure HUD’s consent to the transfer of Dominion at Sharon to Purchaser.

4. Title Defects. Purchaser and Seller acknowledge and agree that subject to the provisions of Sections 2 and 3 above, the Title Defects identified in the letter dated February 1, 2008 from Blank Rome LLP, as counsel to Purchaser, to Sellers are hereby waived.

5. Effect of Amendment. Except as specifically provide in this First Amendment, the terms and provisions of the Agreement remain in full force and effect. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

6. Governing Law. This First Amendment shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of New York.

7. Counterparts, Facsimile. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, which facsimile shall be deemed an original.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized representatives as of the date hereinabove set forth.

Sellers: AAC FUNDING PARTNERSHIP II, a Delaware general partnership By: AAC FUNDING II, INC., a Delaware corporation, its Managing Partner By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

AAC FUNDING PARTNERSHIP III,
              a Delaware general partnership

              By:  United Dominion Realty, L.P.,
              a Delaware limited partnership, its Managing Partner

              By:  UDR, Inc.,
              a Maryland corporation, its General Partner

By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

AAC VANCOUVER I, L.P.,
              a Washington limited partnership

              By:  United Dominion Realty, L.P.,
              a Delaware limited partnership, its General Partner

              By:  UDR, Inc.,
              a Maryland corporation, its General Partner

By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

FOUNTAINHEAD APARTMENTS LIMITED
              PARTNERSHIP, an Ohio limited partnership

              By:  United Dominion Realty, L.P.,
              a Delaware limited partnership, its General Partner

              By:  UDR, Inc.,
              a Maryland corporation, its General Partner

By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

GOVERNOUR’S SQUARE OF COLUMBUS CO.,
              an Ohio limited partnership

              By:  United Dominion Realty, L.P.,
              a Delaware limited partnership, its General Partner

              By:  UDR, Inc.
              a Maryland corporation, its General Partner

By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

HERITAGE COMMUNITIES L.P.,
              a Delaware limited partnership

              By:  ASR of Delaware LLC,
              a Delaware limited liability company, its General Partner

              By:  ASR Investments Corporation,
              a Maryland corporation, Sole Member

By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR of NC, LIMITED PARTNERSHIP,
              a North Carolina limited partnership

              By:  UDRT of Delaware 4 LLC,
              a Delaware limited liability company, its General Partner

              By:  United Dominion Realty, L.P.,
              a Delaware limited partnership, its Sole Member

              By:  UDR, Inc.,
              a Maryland corporation, its General Partner

By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR OF TENNESSEE, L.P., a Virginia limited partnership By: UDR, Inc., a Maryland corporation, its General Partner By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR OHIO PROPERTIES, LLC, a Virginia limited liability company By: UDR, Inc., a Maryland corporation, its Sole Member By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR SOUTH CAROLINA TRUST, a Maryland business trust By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR TEXAS PROPERTIES LLC, a Delaware limited liability company By: UDR Western Residential, Inc., a Virginia corporation, its Managing Member By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR WESTERN RESIDENTIAL, INC., a Virginia corporation By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UDR, INC., a Maryland corporation By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

UNITED DOMINION REALTY, L.P., a Delaware limited partnership By: UDR, Inc., a Maryland corporation, its General Partner By: /s/ W. Mark Wallis

W. Mark Wallis Senior Executive Vice President

Purchaser: DRA FUND VI LLC, a Delaware limited liability company By: /s/ Jean Marie Apruzzese

Name: Jean Marie Apruzzese Title: Vice President